Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the reference to our firm under the caption "Experts" in the Amendment No. 3 to the Registration Statement (Form S-1/A) dated October 17, 2017 and related Prospectus and to the inclusion therein of our report dated March 31, 2017, with respect to the consolidated financial statements of NanoVibronix Inc. included in its Annual Report (Form 10-K/A) for the year ended December 31, 2016, filed with the Securities and Exchange Commission.

Tel Aviv, Israel	/s/ Kost Forer Gabbay & Kasierer
October 17, 2017	A Member of Ernst & Young Global